                  AS FILED WITH THE COMMISSION ON JULY 17, 1998

                                                       REGISTRATION NO. 33-62209
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                       POST-EFFECTIVE AMENDMENT NUMBER ONE

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)



      Delaware                                      13-3386776
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


     21557 Telegraph Road                              48086-5008
   Southfield, Michigan                                ----------
   --------------------                               (zip code)

(Address of principal executive offices)


 Lear Seating Corporation 401(k) Plan for Hourly Employees of the Hammond Plant


 Lear Seating Corporation 401(k) Plan for Hourly Associates of the Duncan Plant


Lear Seating Corporation 401(k) Plan for Hourly Employees of the St. Louis Plant


                            (Full title of the Plans)
--------------------------------------------------------------------------------


                               Joseph F. McCarthy
                  Vice President, Secretary and General Counsel
                                Lear Corporation
                              21557 Telegraph Road
                         Southfield, Michigan 48086-5008
                         -------------------------------
                     (Name and address of agent for service)
                                 (248) 746-1500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)





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                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 9.  UNDERTAKINGS

     Pursuant to undertakings set forth in its Registration Statement on Form S-8 Number 33-62209 (the "Form S-8" OR "Registration Statement")), Lear Corporation (the "Company") hereby removes from registration any and all remaining shares of common Stock registered under the Company's Form S-8 which have not been issued or reserved for issuance under the Lear Seating Corporation 401(k) Plan for Hourly Employees of the Hammond Plant, the Lear Seating Corporation 401(k) Plan for Hourly Associates of the Duncan Plant or the Lear Seating Corporation 401(k) Plan for Hourly Employees of the St. Louis Plant as of the date specified below.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One tothis Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 17th day of July, 1998.

                                        LEAR CORPORATION


                                        By: /s/ Kenneth L. Way
                                           -------------------------------------
                                        Kenneth L. Way
                                        Chairman of the Board and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                Date
---------                    -----                                ----

/s/ Kenneth L. Way           Chairman of the Board and            July 17, 1998
-------------------------    Chief Executive Officer
Kenneth L. Way               (Principal Executive Officer)


*                            Director, President and Chief        July 17, 1998
-------------------------    Operating Officer --
Robert E. Rossiter           International Operations

*                            Director, President and Chief        July 17, 1998
-------------------------    Operating Officer -- North
James H. Vandenberghe        American Operations

/s/ Donald J. Stebbins       Senior Vice President and            July 17, 1998
-------------------------    Chief Financial Officer
Donald J. Stebbins           (Principal Financial and
                             Principal Accounting Officer)


*                            Director                             July 17, 1998
-------------------------
Gian Andrea Botta

                             Director
-------------------------
Irma B. Elder

*                            Director                             July 17, 1998
-------------------------
Larry W. McCurdy

                             Director
-------------------------
Roy E. Parrott

*                            Director                             July 17, 1998
-------------------------
Robert W. Shower

*                            Director                             July 17, 1998
-------------------------
David P. Spalding

*                            Director                             July 17, 1998
-------------------------
James A. Stern




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          *By: /s/ Kenneth L. Way
             ----------------------------------
          Kenneth L. Way
          Attorney-in-fact
          (pursuant to powers of attorney dated August 29, 1995 included on the signature page of Registration No. 33-62209)



     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plans) have duly caused this Post-Effective Amendment Number One to this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan as of July 17, 1998.


LEAR SEATING CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES OF THE HAMMOND PLANT


By:    Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
    --------------------------------------------
Name:  Michael Miller
Title: Secretary, Employee Benefits Committee


LEAR SEATING CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES OF THE DUNCAN PLANT

By:    Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
    --------------------------------------------
Name:  Michael Miller
Title: Secretary, Employee Benefits Committee


LEAR SEATING CORPORATION 401(K) PLAN FOR HOURLY EMPLOYEES OF THE ST. LOUIS PLANT

By:    Lear Corporation (f/k/a Lear Seating Corporation), as Plan Administrator


By: /s/ Michael Miller
    --------------------------------------------
Name:  Michael Miller
Title: Secretary, Employee Benefits Committee